SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant    |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to 14a-11(c) or 14a-12

                        BOSTON COMMUNICATIONS GROUP, INC.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:
 ................................................................................
         2)       Aggregate number of securities to which transaction applies:
 ................................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ................................................................................
         4)       Proposed maximum aggregate value of transaction:
 ................................................................................
         5)       Total fee paid:
 ................................................................................

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
 ................................................................................
         2)       Form, Schedule or Registration Statement No.:
 ................................................................................
         3)       Filing Party:
 ................................................................................
         4)       Date Filed:
 ................................................................................

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 13, 2001

     The Annual Meeting of Shareholders of Boston Communications Group, Inc. (the "Company") will be held on Wednesday, June 13, 2001, at the Company, 100 Sylvan Road, Woburn, Massachusetts at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect Jerrold D. Adams, Paul R. Gudonis and Frederick E. von Mering, as Class II Directors, to serve for a three-year term.

     2. To approve an amendment to the Company's 2000 Stock Option Plan increasing the number of shares of Common Stock available for issuance thereunder from 500,000 to 1,250,000 shares.

     3. To approve the adoption of the Company's 2001 Employee Stock Purchase Plan.

     4. To ratify the selection of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the current fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the meeting.

     Shareholders of record at the close of business on May 8, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                   By Order of the Board of Directors,


                                   Alan J. Bouffard,
                                   Clerk

Woburn, Massachusetts
May 11, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                        BOSTON COMMUNICATIONS GROUP, INC.
                                 100 SYLVAN ROAD
                           WOBURN, MASSACHUSETTS 01801

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 13, 2001


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Communications Group, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 13, 2001 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

     The Company's 2000 Annual Report to Shareholders is being mailed to shareholders concurrently with this Proxy Statement on or about May 11, 2001.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished, without charge to any shareholder upon written request to the Company, Boston Communications Group, Inc., 100 Sylvan Road, Woburn, Massachusetts 01801.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on May 8, 2001, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 17,051,387 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required for approval of the amendment to the 2000 Stock Option Plan, the approval of the 2001 Employee Stock Purchase Plan and the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for shareholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 2001, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:

                                                                                      PERCENTAGE OF
                                                                 NUMBER OF SHARES      COMMON STOCK
     BENEFICIAL OWNER                                          BENEFICIALLYOWNED(1)   OUTSTANDING(2)
     ----------------                                          --------------------   --------------
  Kern Capital Management (3)                                       1,766,900              10.4%
  114 West 47th Street, Suite 1926
  New York, New York 10036

  Paul J. Tobin (4)                                                   620,831               3.6%

  E.Y. Snowden (5)                                                    350,000               2.0%

  Frederick von Mering (6)                                            438,464               2.6%

  Brian E. Boyle (7)                                                  350,750               2.0%

  Karen A. Walker (8)                                                  62,276               *

  William D. Wessman (9)                                              53,667                *

  Rajendra Singh (10)                                                  6,000                *

  Jerrold D. Adams (11)                                               86,075                *

  Paul R. Gudonis (12)                                                29,000                *

  Gerald Segel (13)                                                   37,000                *

  All current directors and executive officers as a group (14)     2,034,063                11.9%
  (10 persons)

----------------------------
*        Less than 1%

(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options which are currently exercisable or exercisable within 60 days after March 31, 2001.

(2) The number of shares deemed outstanding with respect to a named person includes 17,048,220 shares outstanding as of March 31, 2001 plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after March 31, 2001.

(3)      Based solely upon a Schedule 13G filed on February 9, 2001.

(4) Includes 20,000 shares issuable pursuant to stock options. Includes 313,831 shares held by the Paul J. Tobin 1988 Trust, 287,000 shares held by the Margaret M. Tobin 1988 Trust. Mr. Tobin is the trustee of the Paul J. Tobin 1988 Trust. Margaret M. Tobin, the spouse of Paul J. Tobin, is trustee of the Margaret M. Tobin 1988 Trust.

(5) Includes 330,000 shares issuable pursuant to stock options. Of these, 144,000 are held in trust for the benefit of Mr. Snowden's children.

(6) Includes 9,000 shares held in accounts for the benefit of Mr. von Mering's children, and 140,654 shares issuable pursuant to stock options.

(7) Includes 100,000 shares issuable pursuant to stock options. Also includes 250,750 shares owned by Sand Drift, Ltd. of which Mr. Boyle is a limited partner. Mr. Boyle disclaims beneficial ownership of these shares, except to the extent of his direct pecuniary interest therein.

(8)      Includes 35,200 shares issuable pursuant to stock options.

(9)      Includes 52,467 shares issuable pursuant to stock options.

(10)     Consists of 6,000 shares issuable pursuant to stock options.

(11)     Includes 80,075 shares issuable pursuant to stock options.

(12)     Includes 27,000 shares issuable pursuant to stock options.

(13)     Includes 27,000 shares issuable pursuant to stock options.

(14)     Includes 818,396 shares issuable pursuant to stock options.


                              ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of two Class I Directors, whose terms expire at the 2003 Annual Meeting of Shareholders, three Class II Directors, whose terms expire at the 2001 Annual Meeting of Shareholders, and three Class III Directors whose terms expire at the 2002 Annual Meeting of Shareholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Jerrold D. Adams, Paul R. Gudonis and Frederick E. von Mering as Class II Directors to serve for a three-year term expiring at the 2004 Annual Meeting of Shareholders, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has a Nominating Committee, consisting solely of outside directors, Gerald Segel, Paul Gudonis, Jerrold Adams and Rajendra Singh, and all nominations are made by the Nominating Committee. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Nominating Committee.

     Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

NOMINEES FOR CLASS II DIRECTORS

     Jerrold D. Adams, 61, has served as a Director of the Company since April 1996. From July 1999 to March 2000, Mr. Adams was Acting General Manager of the Company's Systems Division. From March 1997 to March 1999, Mr. Adams was President and Chief Executive Officer of AirNet Communications Corp., which designs, develops and manufactures wireless infrastructure for the U.S. and international PCS markets. Previously, Mr. Adams was President and Chief Operating Officer of Iridium, Inc., an international consortium developing a worldwide communications system for portable hand-held telephones, from 1991 until March 1997. Prior to that, Mr. Adams served as Director of PCN Operations in Europe for Motorola from 1990 to 1991, Senior Vice President of McCaw Cellular, a national non-wireline cellular company, from 1988 to 1990 and General Manager of Metro One, a New York non-wireline cellular carrier, from 1986 to 1988. Mr. Adams received his B.A. from Coe College and attended the

Wharton School of Business and the University of Illinois. Mr. Adams currently serves as Chairman of the Board of Trustees for Coe College. Mr. Adams is a nominee for re-election to the Board of Directors as a Class II Director.

     Paul R. Gudonis, 47, has served as a Director of the Company since April 1996. Mr. Gudonis is Chairman and Chief Executive Officer of Genuity Inc., which provides business Internet services. Mr. Gudonis assumed this position in June, 2000 when Genuity Inc. (formerly, GTE Internetworking) became an independent public company. He had been President of GTE Internetworking since July 1997, when GTE acquired BBN Corporation, the parent company of BBN Planet, of which he had been President since November 1994. Mr. Gudonis previously served from 1991 to November 1994 as General Manager of the Communications Industry Group International division of EDS Corporation, and as Senior Vice President and General Manager of APPEX Corp. from January 1989 until it was acquired by EDS Corporation in October 1990. Mr. Gudonis received his B.S. from Northwestern University and his M.B.A. from Harvard Graduate School of Business Administration. Mr. Gudonis is a nominee for re-election to the Board of Directors as a Class II Director.

     Frederick E. von Mering, 48, has served as a Director of the Company since 1989 and as its Vice President, Corporate Development since April 1999. From 1989 until March 1999, Mr. von Mering served as the Company's Chief Financial Officer. Prior to joining the Company, Mr. von Mering served as Regional Vice President and General Manager for the paging division of Metromedia, Inc., a communications company, from 1980 to 1986. From 1975 to 1979, Mr. von Mering was employed at Coopers & Lybrand LLP. Mr. von Mering earned his B.A. in accounting from Boston College and his M.B.A. from Babson College. Mr. von Mering is a nominee for re-election to the Board of Directors as a Class II Director.

CLASS I DIRECTORS

     Gerald Segel, 80, has served as a Director of the Company since October 1996. Mr. Segel was Chairman of Tucker Anthony Incorporated from January 1987 until his retirement in May 1990. From 1983 to January 1987, he served as President of Tucker Anthony Incorporated. Mr. Segel is also a director of Hologic, Inc. Mr. Segel received his B.A. from Harvard University.

     Rajendra Singh, 46, has served as a Director of the Company since May 2000. Mr. Singh has served as Chairman and Chief Executive Officer of Telcom Ventures, L.L.C, a private investment firm focused on the wireless communications and information technology industries, since January 1994. Dr. Singh is also on the Board of Directors of LCC International, Inc., where he previously served as President from 1983 until September 1994, and as Chief Executive Officer from January 1994 until January 1995. Dr. Singh also serves on the Board of Aether Systems, Inc. and XM Satellite Radio Holdings, Inc. Dr. Singh received his Doctorate degree in Electrical Engineering from Southern Methodist University.

CLASS III DIRECTORS

         Paul J. Tobin, 58, has served as Chairman of the Board of Directors since February 1996 and served as the Company's President and Chief Executive Officer from 1990 until February 1996, and from April 1997 to February 1998. Prior to joining the Company, Mr. Tobin served as President of Cellular One Boston/Worcester from July 1984 to January 1990 and as a Regional Marketing Manager for Satellite Business Systems, a joint venture of IBM, Comsat Corp. and Aetna Life & Casualty from April 1980 to June 1984. Mr. Tobin received his B.S. in economics from Stonehill College and his M.B.A. in marketing and finance from Northeastern University.

     Edward H. ("E.Y.") Snowden, 46, has served as a Director of the Company and served as its President and Chief Executive Officer since February 1998. Prior to joining the Company, Mr. Snowden served as President and Chief Operating Officer of American Personal Communications, L.P. d/b/a Sprint Spectrum, a telecommunications company, from February 1994 to December 1997. From June 1990 until February 1994, Mr. Snowden was an Area Vice President at Pacific Bell, Inc., a telecommunications company. Mr. Snowden was the Chief Executive Officer at Universal Optical Company, Inc. from March 1986 to March 1988. Mr. Snowden received his B.S. from Stanford University and his M.B.A. from Harvard Graduate School of Business Administration.

     Brian E. Boyle, 53, has served as a Director of the Company since February 1996, as Vice Chairman of the Company since February 1996 and served as Chairman, New Wireless Services of the Company from January 1994 to February 1996. From July 1990 to September 1993, Mr. Boyle served as Chairman and Chief Executive Officer of Credit Technologies, Inc., a supplier of customer application software for the cellular telephone industry. Prior to 1990, Mr. Boyle founded and operated a number of ventures servicing the telecommunications industry, including APPEX Corp. (now EDS Personal Communications Division of EDS Corporation, a global telecommunications service company) and Leasecomm Corp., a micro-ticket leasing company. Mr. Boyle earned his B.A. in mathematics from Amherst College and his B.S., M.S. and Ph.D. in electrical engineering and operations research from M.I.T. Mr. Boyle is also a Director of MicroFinancial Incorporated, as well as of several private companies.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held seven meetings during 2000. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served. The Board of Directors has Audit and Compensation committees each composed of three outside members. The Board of Directors has a Nominating committee composed of four outside directors.

     The Company has a standing Audit Committee of the Board of Directors composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A to this Proxy Statement. The current members of the Audit Committee are Messrs. Gudonis, Segel and Singh.

     The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board of Directors regarding compensation programs of the Company. The Compensation Committee administers and has authority to grant stock options under the Company's 1996 Stock Option Plan (the "1996 Option Plan"), the 1998 Stock Incentive Plan (the "1998 Stock Plan"), and the 2000 Stock Option Plan (the "2000 Option Plan) to all employees, directors and officers of the Company, including those persons who are required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee also administers the Company's 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") and will administer the Company's 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan"). The Compensation Committee met two times during 2000. For information regarding the Company's Compensation practices for 2000, see the "Report of the Compensation Committee," included in this proxy statement. The current members of the Compensation Committee are Messrs. Gudonis, Segel and Singh.

DIRECTOR COMPENSATION AND STOCK OPTIONS

     Non-employee directors (which consist of Messrs. Adams, Gudonis, Segel and Singh) receive $1,000 per meeting attended for their services as members of the Board of Directors and are reimbursed for their expenses incurred in connection with attending Board and committee meetings. Directors who serve on the Audit Committee, Compensation Committee or Nominating Committee receive $500 for each such committee meeting attended.

     Under the terms of the 1996 Option Plan, 1998 Option Plan, and 2000 Option Plan, options to purchase shares of Common Stock may be granted to members of the Board of Directors. On January 31, 2000 the Company granted to Mr. Adams an option to purchase 15,625 shares of the Company's Common Stock at an exercise price of $6.875 per share (the fair market value on the date of grant). On April 18, 2000, the Company granted to Mr. Adams an option to purchase 2,450 shares of the Company's Common Stock at an exercise price of $6.00 per share (the fair market value on the date of grant). Also on April 18, 2000, the Company granted to Mr. Tobin an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $6.00 per share (the fair market value on the date of grant). On May 26, 2000 the Company granted to each of Messrs. Adams, Gudonis, Segel and Singh an option to purchase 3,000 shares of the Company's Common Stock at an exercise price of $9.75 per share (the fair market value on the date of grant). On August 15, 2000 the Company granted to each of Messrs. Adams, Gudonis, Segel and Singh an option to purchase 3,000 shares of the Company's Common Stock at an exercise price of $15.375 per share (the fair market value on the date of grant). On August 25, 2000, the Company granted to Mr. Tobin an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $13.00 per share (the fair market value on the date of grant). On November 15, 2000 the Company granted to each of Messrs. Adams, Gudonis, Segel and Singh an option to purchase 3,000 shares of the Company's Common Stock at an exercise price of $27.125 per share (the fair market value on the date of grant).

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter adopted and approved on May 25, 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee held three meetings during the fiscal year ended December 31, 2000.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     o the plan for, and the independent auditors' report on, each audit of the Company's financial statements;
     o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;
     o changes in the Company's accounting practices, principles, controls or methodologies;
     o significant developments or changes in accounting rules applicable to the Company; and
     o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

     o    methods to account for significant unusual transactions;

     o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     By the Audit Committee of the Board of Directors of Boston Communications Group, Inc.

                                                  AUDIT COMMITTEE MEMBERS
                                                  Paul Gudonis
                                                  Rajendra Singh
                                                  Gerald Segel

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information, for the fiscal years indicated, of the Company's Chief Executive Officer during the year ended December 31, 2000 and the four other most highly compensated executive officers in 2000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE
                                                         ANNUAL COMPENSATION               LONG TERM
                                                                                         COMPENSATION
                                                        ----------------------- --------------------------------
                                                                                     SECURITIES
                                                  FISCAL      SALARY     BONUS       UNDERLYING
NAME AND PRINCIPAL OCCUPATION                      YEAR        ($)      ($) (1)      OPTIONS        OTHER (2)
----------------------------------------------- ----------- ---------- ---------- --------------- --------------
Paul J. Tobin (3)                                  2000       161,326     ---             40,000       ---
Chairman of the Board of Directors                 1999       162,604     ---             20,000       ---
                                                   1998       160,000     ---             10,000       ---

Edward H. Snowden (4)                              2000       275,000    149,500          10,000       ---
President, Chief Executive Officer,                1999       262,788     11,750          10,000       ---
Director                                           1998       215,385     50,000         400,000       140,770

Frederick E. von Mering                            2000       156,013     74,750          20,000       ---
Vice President, Corporate Development              1999       152,476      6,750          10,000       ---
Director                                           1998       150,000     22,188             ---       ---

William D. Wessman                                 2000       174,207     74,750          62,500       ---
Executive Vice President, Chief Technology
Officer

Karen A. Walker                                    2000       157,355     74,750          30,000       ---
Vice President, Chief Financial Officer


(1)  Bonuses are reflected in the year for which they were earned.

(2) In accordance with the rules of the Securities and Exchange Commission, except as otherwise indicated, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the years ended December 31, 1998, 1999 and 2000.

(3) In February 1999, Mr. Tobin surrendered his options to purchase 10,000 shares of the Company's Common Stock that were granted in 1998.

(4) Mr. Snowden was elected President and Chief Executive Officer of the Company effective February 10, 1998. Mr. Snowden received $140,770 as relocation payments in 1998.

OPTION GRANTS

     The following table sets forth certain information concerning option grants during the fiscal year ended December 31, 2000 to the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                                                     % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                                      NUMBER OF        OPTIONS                               AT ASSUMED ANNUAL RATES OF
                                      SECURITIES      GRANTED TO    EXERCISE                 STOCK PRICE APPRECIATION
                                      UNDERLYING      EMPLOYEES       PRICE                      FOR OPTION TERM (3)
                                   OPTIONS GRANTED    IN FISCAL     $/SHARE     EXPIRATION   ----------------------------
        NAME                            (1)             YEAR          (2)         DATE            5% ($)        10% (4)
-------------------------------------------------------------------------------------------------------------------------
Paul J. Tobin                      20,000            2.3%          $6.00        4/18/10           $75,467       $191,249
                                   20,000            2.3%          $13.00       8/25/10          $163,512       $414,373

Edward H. Snowden                  10,000            1.2%          $6.00        4/18/10           $37,733        $95,624


Frederick E. von Mering            10,000            1.2%          $6.00        4/18/10           $37,733        $95,624
                                   10,000            1.2%          $13.00       8/25/10           $81,756       $207,186

William D. Wessman                 50,000            5.8%          $7.3125      2/1/10           $229,939       $582,711
                                   10,000            1.2%          $6.00        4/18/10           $37,733        $95,624
                                    2,500            0.3%          $13.00       8/25/10           $20,439        $51,796

Karen A. Walker                    10,000            1.2%          $6.00        4/18/10           $37,733        $95,624
                                   20,000            2.3%          $13.00       8/25/10          $163,512       $414,373
----------------------------------

(1) All options granted on 4/18/2000 vested on 2/28/2001. All options granted on 8/25/2000 vest in three equal annual installments over a three year period commencing on the first anniversary of the date of grant. Mr. Wessman's 2/1/00 option vests in three equal annual installments over a three year period commencing on the first anniversary of the date of grant.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise.

(4)  No restricted stock or stock appreciation rights were granted in 2000.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning each exercise of a stock option during the year ended December 31, 2000 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                            OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS AT FISCAL
                                SHARES                           YEAR END                         YEAR END ($)(1)
                               ACQUIRED                -------------------------------------------------------------------
                                  ON          VALUE
 NAME                           EXERCISE    REALIZED     EXERCISABLE    UNEXERCISABLE     EXERCSIABLE      UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
Paul J. Tobin                      --          --                  0           60,000                --       $1,120,000

Edward H. Snowden                  --          --            240,000          180,000        $4,995,120       $3,741,330

Frederick E. von Mering            --          --            130,654           30,000        $2,890,719         $560,000

William D. Wessman               5,000       $55,545          19,000           87,300          $437,000       $1,816,962

Karen A. Walker                    --          --             19,400           61,600          $431,950       $1,148,550

------------------------------

(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on December 30, 2000 ($27.875).


EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     On February 10, 1998, the Company entered into an employment letter agreement with E.Y. Snowden, pursuant to which Mr. Snowden was made the President and Chief Executive Officer and a Director of the Company. The agreement provides for an initial base salary of $250,000 plus an annual performance-based bonus of up to 40% of base salary. In addition, pursuant to the agreement, Mr. Snowden was granted a non-qualified stock option to purchase 400,000 shares of Common Stock at an exercise price of $7.0625 per share, vesting in five equal annual installments commencing on February 10, 1998. In the event of a change in control of the Company (as defined in the agreement), 100% of the options will vest on the date of such transaction. If Mr. Snowden's employment is terminated without cause, or if there is a change of control which results in his demotion, diminution in responsibilities, or removal from the Board, then the Company will pay, as severance, his base salary until such time as he is otherwise employed, up to a maximum of twelve months.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of three non-employee directors, Paul R. Gudonis, Gerald Segel and Rajendra Singh. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and performance-based equity ownership of the Company's employees, including its executive officers.

     This report is submitted by the Compensation Committee and addresses the Company's policies for 2000 as they apply to the Company's executive officers.

POLICIES AND PHILOSOPHY

     The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with shareholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term equity ownership opportunities in the Company in an attempt to align executive and shareholder interests.

     In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

EXECUTIVE COMPENSATION IN FISCAL 2000

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace, (ii) bonus grants and (iii) stock-based equity incentives in the form of participation in the Company's stock plans. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities that are aligned with the ownership interests of the Company's shareholders. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company.

     In determining the salary and bonus targets of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, and (iii) the Company's competitive position, including the compensation of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies used by the Compensation Committee to compare executive compensation are not the companies included in the Stock Performance Graph below, are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the

Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

BENEFITS

     The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's 1996 Purchase Plan and 2001 Purchase Plan, which are available to virtually all employees, including executive officers and directors who are employees, allow participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN FISCAL 2000

     The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company -- to provide a competitive compensation opportunity that rewards performance.

     Mr. Snowden served in the positions of President, Chief Executive Officer and a director of the Company during the year ended December 31, 2000 and he received a salary of $275,000 for fiscal 2000. The Compensation Committee established Mr. Snowden's base salary at $275,000 for fiscal 2001, considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. The Company paid Mr. Snowden a bonus of $91,625 in 2000 for performance in 1999. Mr. Snowden was granted a non-qualified stock option to purchase 10,000 shares of Common Stock at an exercise price of $6.00 per share which vested on February 28, 2001.

COMPLIANCE WITH SECTION 162(M) OF THE CODE

     Section 162(m) of the Code, enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                             COMPENSATION COMMITTEE

                                                  Paul R. Gudonis
                                                  Gerald Segel
                                                  Rajendra Singh

REPORTS UNDER SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company during the period from June 18, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to December 31, 2000 with the cumulative total return over the same period of (i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and
(ii) a Peer Group Index* selected by the Company. This comparison assumes the investment of $100 on June 18, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]


                                  6/18/1996 12/31/1996 12/31/1997 12/31/1998 12/31/1999 12/31/2000
                                  --------- ---------- ---------- ---------- ---------- ----------
Boston Communications Group, Inc.       100      37.41      70.73      84.55      34.15     181.30
NASDAQ Stock Market Index - US          100     108.65     133.32     187.34     147.12   209.9838
Peer Group                              100      74.77      76.74       45.4     339.19     118.79

*The Peer Group Index reflects stock performance of Lightbridge, Inc.
 Metro One Telecommunications and LCC International, Inc.

                       AMENDMENT OF 2000 STOCK OPTION PLAN

     The Company's 2000 Stock Option Plan (the "2000 Option Plan") currently provides for the issuance of up to 500,000 shares of Common Stock. On April 4, 2001, the Board of Directors of the Company voted to amend the 2000 Option Plan, subject to shareholder approval, to increase the number of shares authorized for issuance thereunder by 750,000 shares to 1,250,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events). The Board of Directors' primary reason for adopting the amendment was to enhance the Company's ability to attract, retain and motivate key personnel.

     The 2000 Option Plan is in addition to the Company's 1996 Stock Option Plan (the "1996 Option Plan") and the 1998 Stock Incentive Plan (the "1998 Option Plan"). As of April 4, 2001, options have been granted for all but 62,350 shares currently covered by the 2000 Option Plan, options have been granted for all but 15,457 shares covered by the 1998 Option Plan, and options have been granted for all but 15,999 shares covered by the 1996 Option Plan. Any shares subject to unexercised portions of options terminated after April 4, 2001 will again be available for grant under the 2000 Option Plan, 1998 Option Plan or the 1996 Option Plan as applicable.

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, and that the approval of the amendment of the 2000 Option Plan furthers these objectives. Accordingly, the Board of Directors believes approval of the amendment of the 2000 Option Plan is in the best interests of the Company and its shareholders and recommends a vote FOR this proposal.

SUMMARY OF THE 2000 OPTION PLAN

     The following summary of the 2000 Option Plan, as amended by the amendment for which shareholder approval is sought by this proxy statement, is qualified in all respects by reference to the full text of the 2000 Option Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission's home page (www.sec.gov) In addition the 2000 Option Plan may be obtained by making a written request to the General Counsel of the Company.

     DESCRIPTION OF AWARDS

     The 2000 Option Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options (collectively "Awards").

     INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS.

     Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company. Options may not be granted for a term in excess of ten years. The 2000 Option Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, by check, in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees and directors of, and consultants and advisors to, the Company and its subsidiaries are eligible to be granted Awards under the 2000 Option Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Option Plan may not exceed 100,000 shares per calendar year.

     As of April 4, 2001, approximately 375 persons were eligible to receive Awards under the 2000 Option Plan, including the Company's six executive officers and four non-employee directors. The granting of Awards under the 2000 Option Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. However, during the fiscal year 2000 under all of the Company's plans options to purchase 182,500 shares were granted to executive officers, options to purchase 162,500 shares were granted to named executive officers and options to purchase 479,700 shares were granted to non-officer employees.

     On December 31, 2000, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $27.875.

     ADMINISTRATION

     The 2000 Option Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Option Plan and to interpret the provisions of the 2000 Option Plan. Pursuant to the terms of the 2000 Option Plan, the Board of Directors may delegate authority under the 2000 Option Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Option Plan, including the granting of Awards to executive officers. Subject to any applicable limitations contained in the 2000 Option Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable,
(ii) the exercise price of options, and (iii) the duration of options.

     The Board of Directors is required to make appropriate adjustments in connection with the 2000 Option Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 2000 Option Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Option Plan. The 2000 Option Plan expressly prohibits repricing of options.

     AMENDMENT OR TERMINATION

     No Award may be made under the 2000 Option Plan after April 4, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Option Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's shareholders.

     FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Option Plan and with respect to the sale of Common Stock acquired under the 2000 Option Plan.

     INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     NONSTATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     TAX CONSEQUENCES TO THE COMPANY

     The grant of an Award under the 2000 Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Option Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 2000 Option Plan who are employees or otherwise subject to withholding in connection with the exercise of a nonstatutory stock option.

                  APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN

     On April 4, 2001, the Board of Directors of the Company adopted, subject to shareholder approval, the 2001 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). Up to 225,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) are available for future sale under the Employee Stock Purchase Plan.

     In the opinion of the Company's Board of Directors, the continued growth and profitability of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating our employees and that the adoption of the Employee Stock Purchase Plan furthers these objectives. Accordingly, the Board of Directors believes adoption of the Employee Stock Purchase Plan is in the best interests of the Company and its shareholders and recommends a vote FOR this proposal.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following summary of the Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, a copy of which is attached as Appendix C the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission's home page (www.sec.gov). In addition, a copy of the Employee Stock Purchase Plan may be obtained by making a written request to the General Counsel of the Company.

DESCRIPTION OF THE PLAN

     The Employee Stock Purchase Plan permits employees of the Company and our designated subsidiaries to purchase shares of common stock from the Company through a series of offerings. Generally, each offering may last up to six (6) months. Offerings under the Employee Stock Purchase Plan commence every six months, so at any given point in time, the Company will be conducting one offering. Each eligible employee may elect to have amounts withheld from his or her compensation, which amounts will accrue in an account for such employee during the period of an offering. On the last business day of each offering period, funds that have accrued in this account will be used to purchase common stock, subject to certain limitations, at a purchase price that is generally 85% of the fair market value of the common stock on either the initial date of each offering, or on the last trading day prior to the date of purchase, whichever is less.

ELIGIBILITY

     Persons eligible to participate in an offering under the Employee Stock Purchase Plan are generally those employees who (i) are employed by the Company for at least three (3) months prior to enrolling in the Employee Stock Purchase Plan and (ii) are employed by the Company on the first day of the applicable plan period.

OFFERING PERIODS

     The Employee Stock Purchase Plan consists of consecutive offering periods with a new offering period commencing on the first trading day on or after September 1 and March 1 of each year. The Board may, at its discretion, choose a different plan period of twelve (12) months or less.

PAYROLL DEDUCTIONS

     Eligible participants in the Employee Stock Purchase Plan may request that the Company withhold up to ten percent (10%) of their compensation. Payroll deductions are then credited to the participant's accounts. An employee may not make any additional payments into such account. An employee may discontinue participation in the Employee Stock Purchase Plan or decrease the rate of payroll deductions not more than once during each offering period. An employee may not increase the rate of payroll deductions during an offering period.

GRANT OF OPTION

     On the first day of each offering period, each eligible employee participating in such offering period will be granted an option to purchase up to the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,498 by the fair market value of a share of common stock on that day. The option shall be exercisable as to the total number of shares on the last trading day of each offering period. The option shall expire on the last day of the offering period.

EXERCISE OF OPTION

     A participant's option for the purchase of shares is exercised automatically on the last trading day of each purchase period. Upon exercise, the participant will purchase the maximum number of full shares subject to the option which vested on such date and can be purchased based upon the applicable purchase price and the accumulated payroll deductions in his or her account. Any money left over in a participant's account after the last trading day of each purchase period will be returned to the participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the participant's payroll deduction account for the following offering, unless the participant elects not to participate in the following offering under the Employee Stock Purchase Plan, in which case the balance in the participant's account shall be refunded.

PURCHASE PRICE

     The purchase price of the shares of common stock to be sold pursuant to any given offering is equal to the lesser of (i) 85% of the fair market value of the shares on the first day of the offering period, or (ii) 85% of the fair market value of the shares on the last trading day of the purchase period. For so long as the common stock is traded on the Nasdaq National Market System, the fair market value of a share of common stock on any given date shall be the last reported sale price.

CHANGES IN CAPITALIZATION

     In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, the maximum number of shares each participant may purchase during a purchase period and the price per share and the number of shares of common stock covered by each option under the Employee Stock Purchase Plan which has not yet been exercised shall be proportionately adjusted.

MERGER OR ASSET SALE

     In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume or provide a substitute for the option, any purchase periods then in progress shall be shortened by setting a new exercise date and any offering periods then in progress shall end on the new exercise date. The new exercise date shall be before the date of the Company's proposed sale or merger.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Employee Stock Purchase Plan and with respect to the sale of common stock acquired under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code and is not a qualified plan under Section 401(a) of the Code.

TAX CONSEQUENCES TO PARTICIPANTS

     In general, a participant will not recognize taxable income upon enrolling in the Employee Stock Purchase Plan or upon purchasing shares of common stock under the Employee Stock Purchase Plan. Instead, if a participant sells common stock acquired under the Employee Stock Purchase Plan at a sale price that exceeds the price at which the participant purchased the common stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the common stock over the price at which the participant purchased the common stock. As described below, a portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the common stock for more than the purchase price more than one year after acquiring it and more than two years after the date on which the offering commenced, which the Company refers to as the grant date, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (i) fifteen percent of the fair market value of the common stock on the grant date and (ii) the excess of the sale price of the common stock over the price at which the participant purchased the common stock. Any further income will be long-term capital gain.

     If the participant sells the common stock for more than the purchase price within one year after acquiring it or within two years after the grant date, which sale we refer to as a disqualifying disposition, then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the price at which the participant purchased the common stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased. This capital gain will be a long-term capital gain if the participant has held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain if the participant has held the common stock for a shorter period.

TAX CONSEQUENCES TO THE COMPANY

     The offering of common stock under the Employee Stock Purchase Plan will have no immediate tax consequences to the Company. In general, neither the purchase nor the sale of common stock acquired under the Employee Stock Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a sale of common stock prior to having owned it for at least two years from the date of grant of the option and one year from the date of exercise of the option. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

WITHHOLDING

     The amount that a participant elects to have deducted from his or her pay for the purchase of common stock under the Employee Stock Purchase Plan constitutes taxable wages and is subject to withholding.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since 1988.

     Although shareholder ratification of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give shareholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Ernst & Young LLP.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Audit Fees
----------
     Ernst & Young LLP billed the Company an aggregate of $143,870 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     Ernst & Young LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees
--------------

     Ernst & Young LLP did not bill the Company for any other services rendered for the most recent fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

     Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal office in Woburn, Massachusetts not later than January 11, 2002 for inclusion in the proxy statement for that meeting.

     If a shareholder of the Company wishes to present a proposal before the 2002 Annual Meeting of Shareholders and the Company has not received notice of such matter prior to March 27, 2002, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy, to the effect that it has not received such notice in a timely fashion.


                                 By Order of the Board of Directors,


                                 Alan J. Bouffard,
                                 CLERK
May 11, 2001

     THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT SHAREHOLDERS PLAN TO ATTEND, SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

AUDIT COMMITTEE CHARTER


ORGANIZATION

     The Audit Committee (the "Committee") shall be appointed by the Board of Directors of the Company and shall consist of at least three directors, each of whom shall be independent of management of the Company. A member of the Committee shall be considered independent if he or she has no relationship that may interfere with the exercise of his or her independent judgment as a Committee member, and otherwise meets the requirements of the NASD rules. All Committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such person's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

GOVERNANCE

     This charter governs the operations of the Committee. The Committee shall review and reassess the charter annually, and shall report the results of such review to, and receive the approval of, the Board of Directors.

STATEMENT OF POLICY

     The Committee shall assist the Board of Directors to fulfill their oversight responsibilities to the shareholders and the investment community, relating to the Company's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and Company policies established by management and the Board of Directors. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and management of the Company. The Committee is authorized to investigate any matter brought to its attention, and shall have full access to all books, records, facilities and personnel of the Company. The Committee shall have the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

     The Committee has the responsibility for overseeing the Company's financial reporting process on behalf of the Board of Directors and reporting the results of the Committee's activities to the Board of Directors. Management of the Company is responsible for preparing the Company's financial statements. The independent auditors are responsible for auditing those statements. The independent auditors shall be ultimately accountable to the Board of Directors and the Committee, as representatives of the shareholders. As shareholder representatives, they shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors, or nominate independent auditors for approval at the next meeting of shareholders. The Committee shall receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with the requirements of the Independence Standards Board. The Committee shall discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the independent auditors, and shall take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditors.

PROCESSES

     The following are the principal recurring processes of the Committee in carrying out its oversight responsibilities.

o The Committee shall review and recommend annually to the Board of Directors the selection of the Company's independent auditors, subject to the shareholders' approval.

o The Committee shall discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

o The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

o The Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the quarterly financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, as well as the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o The Committee shall prepare a report to be included in the Company's annual proxy statement. The report shall state whether (1) the Committee has reviewed and discussed the annual audited financial statements with management; (2) the Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61; (3) the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors' independence; and (4) based upon the foregoing reviews and discussions, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

                                              Adopted May 25, 2000

APPENDIX B

BOSTON COMMUNICATIONS GROUP, INC.
2000 STOCK OPTION PLAN


1.   PURPOSE

     The purpose of this 2000 Stock Option Plan (the "Plan") of Boston Communications Group, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.   ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options (each, an "Option") under the Plan. Each person who has been granted an Option under the Plan shall be deemed a "Participant".

3.   ADMINISTRATION, DELEGATION

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) DELEGATION TO COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"), each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

     (c) MINISTERIAL. The Board may delegate to any officer or officers of the Company the authority, subject to such limitations as the Board may prescribe, to allocate Option awards among persons who at the time are neither executive officers of the Company nor persons who are reasonably anticipated to become executive officers of the Company, all as determined by the officer or officers so acting. Nothing in the preceding sentence shall be construed as limiting the right of the Board in its discretion to delegate to other persons the responsibility and authority to carry out administrative or ministerial tasks under the Plan.

4.   STOCK AVAILABLE FOR OPTIONS

     (a) NUMBER OF SHARES. Subject to adjustment under Section 8, Options may be made under the Plan for up to 1,250,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 100,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.   STOCK OPTIONS

     (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted. An option may not be repriced following its grant.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of ten (10) years.

     (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

     i)   in cash or by check, payable to the order of the Company;

     ii) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

     iii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

     iv) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

     v)   by any combination of the above permitted forms of payment.

     (g) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.   ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), and (iii) the number and class of securities and exercise price per share subject to each outstanding Option, shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 6a) shall not be applicable.

     (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

     (c) ACQUISITION EVENTS

     (i) DEFINITION. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

     (ii) CONSEQUENCES OF AN ACQUISITION EVENT ON OPTIONS. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

7.   GENERAL PROVISIONS APPLICABLE TO OPTIONS

     (a) TRANSFERABILITY OF OPTIONS. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Option shall be evidenced by a written instrument in such form as the Board shall determine, such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Option may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the OPTION.

     (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Option, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) AMENDMENT OF OPTION. The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part.

8.   MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Option granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Option, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Options previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Option granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Option, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) GOVERNING LAW. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

APPENDIX C

BOSTON COMMUNICATIONS GROUP, INC.
2001 STOCK PURCHASE PLAN
JUNE 13, 2001

     The purpose of this Plan is to provide eligible employees of Boston Communications Group, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock"), commencing on September 1,2001. Two-hundred-twenty-five-thousand (225,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

     1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. ELIGIBILITY. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they have been employed by the Company or a Designated Subsidiary for at least three (3) months prior to enrolling in the Plan; and

          (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each September 1 and March 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

     4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 10 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

     9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

     11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

     18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     21. GOVERNING LAW. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

     22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on June 13, 2001 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                     Adopted by the Board of Directors

                                     on April 4, 2001

                                     Approved by the stockholders on
                                     June 13, 2001

                                  DETACH HERE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       BOSTON COMMUNICATIONS GROUP, INC.

                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 13, 2001

     The undersigned shareholder of BOSTON COMMUNICATIONS GROUP, INC. hereby acknowledges receipt of the Notice of Annual Meeting of Sharholders and Proxy Statement, dated May 11, 2001, and hereby appoints Alan J. Bouffard and Frederick von Mering, and each of them, proxies and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of BOSTON COMMUNICATIONS GROUP, INC., to be held on June 13, 2001 at 9:00 a.m., local time, at the Company at 100 Sylvan Road, Woburn, Massachusetts, and at any adjustments therof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. WITH RESPECT TO ANY OTHER MATTERS WHICH MAY ARISE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON(S) NAMED ABOVE.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-------------                                                      -------------
 SEE REVERSE     CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE     SEE REVERSE
   SIDE                                                                SIDE
-------------                                                      -------------

                                  DETACH HERE

--- PLEASE MARK
 X  VOTES AS IN
--- THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1, AND "FOR" ITEMS 2, 3 AND 4.

    1. Election of Directors.

       Nominees: (01) Jerrold D. Adams (02) Paul R. Gudonis
                 (03) Frederick E. von Mering

                  FOR              WITHHELD
                  ---                ---

                  ---                ---

   ---

   --- --------------------------------------
       For all nominees except as noted above

    2. To approve an amendment to the Company's    FOR      AGAINST     ABSTAIN
       2000 Stock Option Plan, increasing the ------- ------- ------- number of shares of Common Stock available for issuance thereunder from ------- ------- ------- 500,000 to 1,250,000 shares.

    3. To approve the adoption of the Company's    FOR      AGAINST     ABSTAIN
       2001 Employee Stock Purchase Plan.        -------    -------     -------

                                                 -------    -------     -------

    4. To ratify the selection of Ernst & Young  -------    -------     -------
       LLP by the Board of Directors as the
       Company's independent auditors for the    -------    -------     --------
       current year.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.
                                                      -------
    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                      -------

    Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                   Date:      Signature:                   Date:
          -------------------     ------          -------------------     ------